Exhibit 4.1





                                 LOAN AGREEMENT


         This LOAN AGREEMENT (hereinafter referred to as "Agreement") is made as of this 1st day of March, 1997, by and between FIRST UNION NATIONAL BANK OF VIRGINIA, a national banking association (the "Lender") and APPLE RESIDENTIAL INCOME TRUST, INC., a Virginia corporation (the "Borrower").

                                    RECITALS

         Borrower has applied to Lender for a revolving loan in an outstanding amount of principal not to exceed at any one time Ten Million Dollars ($10,000,000) to provide financing for a portion of the acquisition costs for apartment complex acquisitions by the Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants as hereinafter contained and other valuable considerations, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Unless the context otherwise requires, for all purposes of this Agreement and of the other Loan Documents, all capitalized terms used in this Agreement and in the other Loan Documents without definition shall have the respective meanings set forth below or as otherwise set forth herein.

         "Cash Available for Distribution" means all Funds from Operations (as defined as of March 1, 1997 by the Board of Governors of the National Association of Real Estate Investment Trusts).

         "Environmental Laws" means any current or future legal requirement of any governmental authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

         "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

         "Project" shall mean any multi-family residential apartment project, the fee simple interest of which is owned or acquired by Borrower.

         "Property" or "Properties" shall mean all Projects including all land and improvements thereon and appurtenances thereto and all other properties or physical assets owned or acquired by the Borrower.

         "Purchase Contract" shall mean the purchase contract entered into by the Borrower for the acquisition of a Project to be financed by the Loan.

                                   ARTICLE II

                                      LOAN

         2.1 Amount and Purpose. Borrower agrees to borrow, and Lender agrees to lend [subject, among other things, to the terms of this Agreement], an outstanding principal sum at any one time not to exceed Ten Million Dollars ($10,000,000) (the "Loan"), to be advanced as hereinafter provided to finance a portion of the purchase price for acquisitions of Projects acquired by Borrower after the date hereof. Individual Projects being acquired shall in each instance be approved by Lender. The Borrower shall provide Lender with basic "underwriting" packages for each acquisition property which at a minimum shall include: property description, title reports, operating statements, anticipated capital expenditure budgets and such other items required by Lender as set forth in Sections 4.5 and 4.6 hereof.

         2.2 Note. To evidence the Loan, Borrower has delivered a promissory note of Borrower payable to Lender in the face amount of $10,000,000 (the "Note"). The Note bears interest as provided in Section 2.3 and is payable as provided in Sections 2.3 and 2.4.

         2.3 Interest Rate. The Loan shall bear interest on the unpaid principal balance thereof at the rate set forth in the Note. Interest on the Loan shall be payable in arrears on the first day of each month. The Loan shall carry late charges and shall bear interest on overdue payments as set forth in the Note.

         2.4 Principal Payment. Unless sooner payable as a result of acceleration due to the occurrence of an Event of Default, the entire principal balance of the Loan, together with all accrued and unpaid interest, shall be shall be due and payable on March 31, 1998. The principal of the Loan may be prepaid in whole or in part at any time from time to time without premium or penalty. Notwithstanding the foregoing, if the principal amount of any advance of the Loan is not repaid within six (6) months of the date of funding by the Lender, then upon demand by Lender, Borrower shall provide to Lender as security for the Loan and the obligations of the Borrower under this Agreement first mortgage liens on such Projects as determined by the Lender in its sole discretion. Such first mortgage liens shall be provided within ten (10) business days after such demand in form satisfactory to Lender together with mortgagee title insurance policies in such amounts and forms and with such title insurance companies as are satisfactory to Lender in its sole discretion.

         2.5 Documentation of Loan. The documents used to evidence and to secure the Loan, including without limitation the mortgages or deeds of trust required to secure the Loan, shall be those documents customarily used by the Lender in connection with loan transactions of the type, character, and size contemplated herein and/or such other documents as the Lender and its attorneys, in their sole discretion, may deem necessary or desirable for the Lender's protection. All of the foregoing documents, and all other instruments which Lender and/or its attorney shall require to close the Loan, shall be in a form prepared by Lender's attorneys and satisfactory to Lender and its attorneys. The Note, together with this Agreement and any and all other agreements and documents evidencing and securing the Loan are hereinafter referred to as the "Loan Documents".

         2.6 Loan Fee. Borrower agrees to pay to Lender upon execution of this Agreement a loan fee (the "Loan Fee") equal to $50,000.


                                   ARTICLE III

                              USE OF LOAN PROCEEDS

         3.1 Use of Proceeds. The proceeds of the Loan shall be used solely to finance a portion of the purchase price paid by Borrower, or to reimburse Borrower for cash acquisition costs incurred by Borrower (not to exceed the contract purchase price) during the same calendar quarter for acquisition of Projects by Borrower after the date of this Agreement.

         3.2 Limitation on Advances. Notwithstanding anything to the contrary contained in this Agreement, if the principal amount of any advance of the Loan is not repaid within six


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

(6) months of the date of funding by the Lender, Lender shall have no obligation to make any further advances of the Loan.


                                   ARTICLE IV

                             PROCEDURE FOR ADVANCES

         4.1 Time of Advances. Advances of the Loan shall be made no more than two times in any month upon a requisition by the Borrower for the cost of a portion of the purchase price of a Project (not to exceed 100%) of such purchase price. The amount of each advance shall be subject to the review and approval by Lender of such requisition. All advances are to be made at the principal office of Lender or at such other place as Lender may designate.

         4.2 Application for Advance. Subject to the provisions of Article III, the proceeds of each advance of the Loan shall be applied solely and exclusively to payment or reimbursement of Borrower for payments of a Project in accordance with a Purchase Contract submitted to Lender.

         4.4 Receipt in Trust. Borrower covenants that it will receive all advances hereunder as a trust fund to be applied solely for the purpose of paying or reimbursing the costs of acquisition of a Project, but nothing herein shall impose upon Lender any obligation to see to the proper application of such advances by Borrower.

         4.5 Conditions to Initial Advance. Lender shall not be obligated to make the first advance until the covenants and conditions set out hereinbefore and the following further conditions of this section shall have been satisfied:

                  (a) The requirements of Section 2.5 shall have been satisfied by Borrower's execution and delivery of the Loan Documents. The Loan Documents shall be in full force and effect. No Event of Default shall have occurred and be continuing, and no event shall have occurred which upon the lapse of time or giving of notice, or both would constitute an Event of Default;

                  (b)   Corporate    borrowing    resolutions    and   corporate
organizational   documents  of  the   Borrower,   both  in  form  and  substance
satisfactory to Lender, have been delivered to Lender;

                  (c) Receipt by Lender of an opinion letter of counsel to the Borrower, reasonably satisfactory to Lender, that (i) upon due authorization and execution by the parties thereto, the Loan Documents will be legal, valid and binding instruments, enforceable against Borrower in accordance with their respective terms; (ii) that Borrower is a Virginia corporation duly organized and validly existing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to execute and perform its obligations under all Loan Documents to which it is a party; (iii) that the parties who executed the Loan

Documents were duly authorized to do so and that the Loan Documents were duly executed by such parties; and (iv) as to such other matters, incident to the transactions contemplated hereby, as Lender may reasonably require;

                  (d) Borrower shall have complied with its obligations under this Agreement;

                  (e) The Loan Fee shall have been paid by Borrower to Lender;

                  (f) A copy of a title insurance commitment is issued to Borrower by a title insurer acceptable to the Lender in the amount of Borrower's acquisition price of each Project to be financed with the Loan, which shall commit to insure that the Borrower, upon closing, will own marketable fee simple title to the Property, free and clear of all liens and objections and such other matters as may be approved by the Lender (the "Approved Title Insurance Commitment");

                  (g) A request for an advance or due diligence book in a form satisfactory to Lender has been duly executed by the Borrower, approved by Lender;

                  (h) Executed copies of the Purchase Contract, for each Project to be financed with the Loan, both in form and substance satisfactory to the Lender have been delivered to Lender;

                  (i) There shall be no litigation or dispute outstanding or threatened which in Lender's sole opinion jeopardizes the continued operation of the Project to be financed with the Loan;

                  (j)  Lender  shall  have   received  and  approved   operating
statements and anticipated capital expenditure budgets for the Project to be financed by the Loan; and

                  (k) Lender shall have received and approved such other information about each Project that is to be financed with the Loan that Lender may reasonably request from Borrower.

         4.6 Conditions to Subsequent Advances. Lender shall not be obligated to make advances after the first advance until the covenants and conditions set out in Section 4.5 shall remain satisfied and the conditions set forth in subsections (f) through (k), inclusive, of Section 4.5, shall have been satisfied for each Project to be financed with the Loan. Lender shall have seven
(7) days from the submission of the materials described in subsections (f) through (k), inclusive of Section 4.5, to approve a potential acquisition of a Project. Should the Lender not reject the acquisition during the seven (7) day period, Lender shall be deemed to have given its consent and shall be obligated to fund under the terms of this Agreement. Borrower shall be obligated to obtain Lender's approval for a proposed acquisition of a Project only if proceeds of the Loan will be used to make such acquisition. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make any advance if an

Event of Default has occurred or if any event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, has occurred.

         4.7 No Encumbrances; No Debt. No advance shall be due or payable while there is any lien or encumbrance upon any Property (whether financed with the Loan or not) or while there is any other debt outstanding by the Borrower (other than customary trade obligations), except pursuant to this Agreement.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         5.1 Representations and Warranties. Upon execution of this Agreement and with each request for an advance hereunder, Borrower represents and warrants that:

                  (a) It is a duly organized and validly existing corporation under the laws of the Commonwealth of Virginia, qualified to do business in all jurisdictions where the Projects are located, and has filed all certificates and other documents with governmental offices as required by applicable law and has full power and authority to consummate the transactions contemplated hereby, to own and operate the Projects and to borrow the monies requested;

                  (b) The financial statements, if any, heretofore delivered to Lender, are true and correct in all respects, have been prepared in accordance with generally accepted accounting practice, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof; no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or approved by Lender; no adverse change has occurred with respect to Borrower's credit;

                  (c) There are no actions, suits or proceedings pending, or to the knowledge of Borrower threatened, against or affecting it or any Project or involving the validity or enforceability of the Note, any of the Loan Documents, or before or by any government authority, except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not in the aggregate substantially impair the ability of Borrower to pay when due any amounts which may become payable in respect of the Note; and, to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or a governmental authority;

                  (d) All utility services necessary for the operation thereof for their intended purpose are available at the boundaries of the Project or available by way of easement agreements satisfactory to Lender, including water supply, storm and sanitary sewer facilities, electric and telephone facilities;

                  (e) It is the fee simple owner of all of Property and the Projects and all of such Property and Projects are unencumbered by any liens or mortgages, except as reflected in the applicable Approved Title Insurance Commitment;

                  (f) It will obtain for all Projects financed with the Loan paid title insurance policies in accordance with the applicable Approved Title Insurance Commitment;

                  (g) The use of all Projects complies in all material respects with applicable zoning and environmental ordinances, regulations and restrictive covenants affecting the Project, all use requirements of any governmental authority having jurisdiction have been satisfied, and no material violation of any law or regulation exists with respect thereto;

                  (h) At Lender's request, it will provide casualty insurance for each Project to be financed with the Loan, the form, amount, and issuing company of which are to be satisfactory to Lender;

                  (i) At Lender's request, it will provide adequate public liability insurance for each Project to be financed with the Loan, the form, amounts and terms thereof are to be satisfactory to the Lender;

                  (j) At Lender's request, it will obtain for each Project to be financed with the Loan a current survey prepared by a certified land surveyor showing location of actual improvements as of the date of acquisition of the Project, containing only those matters acceptable to the Lender and containing a certification that the Project to be financed with the Loan is not located in a flood hazard area;

                  (k) There is no default on the part of Borrower under this Agreement, the Note or any of the Loan Documents and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default under any of the above;

                  (l) Each requisition, or the receipt of the funds requested thereby, shall constitute an affirmation that the foregoing representations and warranties of the Borrower are true and correct as of the date thereof and, unless Lender is notified in writing to the contrary prior to the disbursement of the advance requisitioned, will be so on the date thereof.

                  (m) Borrower represents that there is no litigation, legal or administrative proceeding, investigation or other action of any nature commenced, pending, or, to the knowledge of Borrower, threatened against, Borrower which materially and adversely affects the Borrower and which has not been disclosed in detail in writing to Lender and which may involve the possibility of any judgment or liability not fully covered by insurance, or materially and adversely affect any of the assets of the Borrower or Borrower's right to carry on business as now conducted, or affect the continued employment of any officer, director, or employee of Borrower; and


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

                  (n) Borrower hereby warrants to Lender that all representations, circumstances, accounts, reports, and all other information supplied to Lender in connection with the Loan are true and accurate in all material respects. Borrower agrees that such warranty shall survive the closing of the Loan and further agrees to notify Lender of any material change in any of the information submitted to Lender.


                                   ARTICLE VI

                              COVENANTS OF BORROWER

         6.1 Borrower's Covenants. Borrower further covenants with Lender as follows:

                  (a) Borrower will not convey or encumber any Property in any way without the prior written consent of Lender, which Lender may withhold in its discretion.

                  (b) Borrower will receive advances of the Loan solely for the purpose of paying the costs of acquisitions of the Projects and will apply the advances to such payment.

                  (c) Borrower will, upon demand by Lender, commence and proceed promptly and diligently to correct any structural defect in any Project.

                  (d) Borrower will not enter into any lease for any Project or Property except in the ordinary course of business.

                  (e) Borrower will comply with all restrictive covenants affecting any Project and upon notice from Lender of any failure to comply, will commence and proceed promptly and diligently to bring about compliance.

                  (f) Borrower will keep  adequate  records and books of account with respect to the Property in accordance with generally accepted accounting principles and will permit Lender, by its agents, accountants and attorneys, to visit and inspect the Projects and examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with representatives of Borrower at such reasonable times as may be requested by Lender and will furnish to Lender all financial statements and reports including periodical statements of income and expense as Lender may request.

                  (g) Borrower will not incur any additional indebtedness (other than customary trade obligations), nor otherwise encumber or sell any of the Properties, during the term of the Loan, without the prior written consent of Lender, which Lender may withhold in its discretion.

                  (h) Borrower will provide Lender with the following financial information:


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

         a. Annual report to shareholders of Borrower for the fiscal year ending December 31, 1996 including Form 10-K to be provided to Lender on or before April 30, 1997.

                           b. Quarterly report to shareholders of Borrower to be
                              provided to Lender within 90 days following the end of each fiscal quarter.

                           c. Quarterly operating statements (in summary format)
                              for each of the individual Projects and other Property owned by Borrower within 45 days following the end of each fiscal quarter.

                           d. Borrower  shall provide  Lender with a copy of the
                              prospectus related to any and all public offerings undertaken during the term of the Loan.

                  (i) Borrower will not alter the character of its business from that conducted as of the date of this Agreement or engage in any business other than the business conducted as of the date of this Agreement.

                  (j) Borrower will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell or agree to sell all or substantially all its assets or foreclose or agree to purchase any other company or all or substantially all of the assets of another Company (other than acquisition of projects) unless approved by the Lender in its sole discretion.

                  (k) Borrower will not make any loans or engage in any lending activity.

                  (l) Borrower will comply with all legal requirements necessary to maintain its status as a real estate investment trust.

                  (m) (1) Except as would not cause or be reasonably expected to cause a material adverse effect on the Borrower or any Property:

                           (i) Each of the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by Borrower (the "Businesses"), and there are no conditions relating to the Businesses or Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                           (ii) Borrower has not received any written notice of, or inquiry from any governmental authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous
                      Materials or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does Borrower have knowledge that any such notice is being threatened.


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

                           (iii) Hazardous  Materials have not been  transported
                      or disposed at or from any of the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by, or on behalf, of Borrower, the Properties or the Businesses in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                           (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, the Properties or the Businesses.

                           (v) There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of Borrower in connection with the Properties or otherwise in connection with the Businesses, except releases in compliance with any Environmental Laws.

                           (vi) None of the Properties contains, or has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (vii)  Borrower has not assumed any  liability of any
                      person,   entity  or  governmental   authority  under  any
                      Environmental Law.

                  (2) Borrower has adopted procedures that are designed to (i) ensure that Borrower, all of its operations and each of the Properties remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that Borrower, any of its operations and each of the Properties may have under applicable Environmental Laws.

         (n) Other than as set forth below, Borrower will not, directly or indirectly, declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class or make any distributions to stockholders; provided that (i) the Borrower may make distributions, in the aggregate, in an amount not to exceed in any calendar year one hundred percent (100%) of Cash Available for Distribution; (ii) Borrower may pay such dividends as are necessary to retain its status as a real estate investment trust; and
(iii) subsidiaries of the Borrower may make distributions to the Borrower.




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


                                   ARTICLE VII

                                     DEFAULT

         7.1 Events of Default. The occurrence of any of the following events, whether voluntary or involuntary, shall constitute an "Event of Default":

                  (a) If there occurs any default under any other obligation of the Borrower to the Lender beyond any applicable cure period;

                  (b) If Borrower assigns, or attempts to assign this Agreement, or advances to be made hereunder, or any interest therein, or if any of the Property be conveyed or further encumbered in any way without consent of Lender which will not be unreasonably withheld;

                  (c) If Borrower shall commit any affirmative act of insolvency, or shall file any petition or action under any bankruptcy, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to debtors; or if there shall be filed any insolvency petition under any bankruptcy statute against Borrower, or there shall be appointed any receiver or trustee to take possession of any property of Borrower, and such petition or appointment is not set aside or withdrawn or does not cease within thirty (30) days from the date of such filing or appointment; or

                  (d) If Borrower fails to comply with any of the terms covenants, provisions and agreements contained in the Note or the covenants and provisions contained in this Agreement or any other Loan Document, and does not cure such default within any applicable grace or curative period (but in no event shall Lender be required to make advances during such grace or curative period); or if any of the representations and warranties of Borrower contained herein or in any other Loan Document is false or misleading.

         7.2 Remedies Upon Default. If an Event of Default described in subsection 7.1(c) above shall have occurred the Note shall immediately and automatically become due and payable, the obligations of Lender to make further advances of the Loan shall automatically terminate, and Lender shall be entitled to take any of the actions described in (c) below without notice to Borrower. If any other Event of Default shall have occurred, at any time thereafter, Lender may take any one or more of the following actions by written notice to Borrower:

                  (a) Declare the principal of and accrued interest on the Note, or any other notes or evidences of indebtedness of Borrower, then held by Lender to be due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding;

                  (b) Declare any obligation of Lender to make further advances of the Loan terminated immediately; or

                  (c) Exercise any and all rights Lender may have under any of the Loan Documents or any other instrument or agreement.

         7.3 Suits for Enforcement. In case any one or more of such Events of Default shall occur and be continuing, the holder of the Note may proceed, to the extent permitted by law, to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Agreement or the Note or any other Loan Document or in aid of the exercise of any power granted in this Agreement or the Note or any other Loan Document, or proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the holder of the Note.

         7.4 Remedies Cumulative. No right or remedy herein or in any other agreement or instrument conferred upon Lender, or the holder of the Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the Note or any of the other obligations of Borrower to Lender shall not be paid when due, whether at the stated maturity thereof, by acceleration or otherwise, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as Lender deems appropriate in the circumstances and apply the proceeds of its collateral to the obligations of Borrower in any order of priority elected by Lender.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Expenses. Whether or not the transactions contemplated hereby shall be consummated (except as the sole result of default by Lender under the Agreement), Borrower agrees to pay all expenses incurred by Lender in connection with the negotiation, preparation and administration of this Agreement (including, without limitation, any modifications of or waivers under this Agreement), the other Loan Documents, the borrowings hereunder, the enforcement and preservation of the rights of Lender under or in connection with this Agreement, the Note and the other Loan Documents, and all attorneys' fees and disbursements incurred by Lender which arise out of or are connected, directly or indirectly, to any transaction contemplated by this Agreement, including, but not limited to, the fees and disbursements of LeClair Ryan, a Professional Corporation, counsel for Lender, for services rendered to Lender in connection with the transactions contemplated by this Agreement, and filing and recording fees. All of such expenses shall be paid by Borrower at or before the time of the execution of this Agreement to the extent incurred and billed and thereafter on demand as incurred. The provisions of this Section shall survive any termination of this Agreement, whether by reason of bankruptcy of Borrower or otherwise.

         8.2 Assignment. Lender may assign, negotiate or otherwise transfer its rights hereunder and when so assigned, negotiated or transferred, all of the provisions of this Agreement shall continue to apply.

         8.3 Waiver. No waiver of any provision or violation of this Agreement shall be deemed to have been made by Lender unless expressly stated by Lender in writing. No failure by Lender to enforce any provision of this Agreement shall be deemed a waiver thereof nor shall any waiver of any violation constitute a waiver of any subsequent provision or such violation or any other provision.

         8.4 Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by certified or registered mail to any party hereto at the following addresses:

         If to Lender:      First Union National Bank of Virginia
                                   P.O. Box 26944
                                   Richmond, Virginia 23261
                                   Attn: Chris B. Troutman

         With a copy to:    Steven D. Delaney, Esquire
                                   LeClair Ryan
                                   707 East Main Street
                                   Richmond, Virginia 23219

         With a copy to:    Martin B. Richards
                                   McGuire, Woods, Battle & Boothe LLP
                                   901 East Cary Street
                                   Richmond, Virginia 23219

         If to Borrower:    Apple Residential Income Trust, Inc.
                                   306 East Main Street
                                   Richmond, Virginia 23219
                                   Attention: S. Jay Olander

Either  party may change its address for the  purposes of notice by at least ten
(10) days prior written notice given to the other party in accordance with this section. All such notices, demands, requests and other communications shall be deemed to have been given upon the earlier of (i) delivery at the appropriate address specified above, whether in person, by express courier or by mail, or
(ii) two business days after the postmark date of mailing. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not invalidate the effectiveness of any notice, demand, request or other communication.

         8.5 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         8.6  Time of Essence.  Time is of the essence to this Agreement.

         8.7 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, subject to the provisions hereof. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained or incorporated in this Agreement or by any Loan Document shall inure to the benefit of the successors and assigns of Lender and any holder(s) of the Note. Except for the parties hereto and their respective successors and assigns, no other party shall be entitled to the benefits of this Agreement or to rely thereon.

         8.8 Construction and Service of Process. This Agreement and all the Loan Documents shall be governed by and construed and enforced in accordance with the laws of Virginia. The parties consent that service of process in any action or proceeding in connection with this Agreement, the Note, or any of the other Loan Documents may be made upon any party by mailing a copy of the summons to such party, by registered mail, at its address to be used for the giving of notices under this Agreement.

         8.9 Rules of Construction. When the identity of the parties hereto or the circumstances make it appropriate, the masculine gender includes the feminine and/or neuter and the singular number includes the plural. Section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or any other Loan Documents.

         8.10 Severability. If any term of this Loan Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         8.11 Counterparts. This Loan Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Lender and Borrower have and each has caused its name to be hereunto signed all as of the day and year first above written.

                                         LENDER:

                                         FIRST UNION NATIONAL BANK OF VIRGINIA


                                         By:  /s/ Chris B. Troutman
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------


                                         BORROWER:

                                         APPLE RESIDENTIAL INCOME TRUST, INC., a
                                         Virginia corporation


                                         By: /s/ Glade M. Knight
                                            ------------------------------------
                                         Title: President
                                               ---------------------------------








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